EXHIBIT 4

AGREEMENT AND PLAN OF REORGANIZATION

LAZARD INTERNATIONAL DYNAMIC EQUITY ETF

This Agreement and Plan of Reorganization (“Plan”) is made as of January 15, 2025 by and between The Lazard Funds, Inc., a Maryland corporation (the “Company”), on behalf of its series Lazard International Equity Advantage Portfolio (the “Acquired Portfolio”), and Lazard Active ETF Trust, a Delaware statutory trust (the “Trust”), on behalf of its series Lazard International Dynamic Equity ETF (the “Acquiring Portfolio”) and, with respect to paragraph 10.2 of this Plan, Lazard Asset Management LLC (“LAM”).

This agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The reorganization and liquidation will consist of the transfer of all of the assets of the Acquired Portfolio to the Acquiring Portfolio in exchange for shares of beneficial interest of the Acquiring Portfolio (“Acquiring Portfolio Shares”) equal in aggregate net asset value to the outstanding shares of the Acquired Portfolio (“Acquired Portfolio Shares”), the assumption by the Acquiring Portfolio of all liabilities of the Acquired Portfolio, and the distribution of the Acquiring Portfolio Shares and/or cash to the applicable shareholders of the Acquired Portfolio in complete liquidation of the Acquired Portfolio, as provided herein (the “Reorganization”), all upon the terms and conditions hereinafter set forth in this Plan. The Acquiring Portfolio is, and will be immediately prior to the date of the closing (the “Closing Date”) (defined in paragraph 3.1), a shell series, without assets or liabilities, created for the purpose of acquiring the assets and liabilities of the Acquired Portfolio.

WHEREAS, each of the Acquired Portfolio and the Acquiring Portfolio is a series of an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Board of Directors of The Lazard Funds, Inc. (the “Company Board”) has determined, with respect to the Acquired Portfolio, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Portfolio for Acquiring Portfolio Shares and the assumption of all liabilities of the Acquired Portfolio by the Acquiring Portfolio is in the best interests of the Acquired Portfolio and that the interest of the existing Acquired Portfolio Shareholders will not be diluted as a result of the Reorganization; and

WHEREAS, the Board of Trustees of Lazard Active ETF Trust (the “Trust Board”) has determined, with respect to the Acquiring Portfolio, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Portfolio for Acquiring Portfolio Shares and the assumption of all liabilities of the Acquired Portfolio by the Acquiring Portfolio is in the best interests of the Acquiring Portfolio; and

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Transfer of Assets of the Acquired Portfolio to the Acquiring Portfolio in Exchange for Acquiring Portfolio Shares, the Assumption of all of the Acquired Portfolio’s Liabilities and the Liquidation of the Acquired Portfolio

1.1. Subject to the requisite approvals and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Portfolio agrees to transfer all of its assets, as set forth in paragraph 1.2, to the Acquiring Portfolio, and the Acquiring Portfolio agrees in exchange therefor:

(a)	to deliver to the Acquired Portfolio a number of full Acquiring Portfolio Shares having an aggregate net asset value equal to the value of the assets of the Acquired Portfolio attributable to the Acquired Portfolio Shares on such date, less:

(i)	the value of cash to be distributed to Acquired Portfolio Shareholders in lieu of fractional Acquiring Portfolio Shares;
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(ii)	the value of cash to be distributed to Acquired Portfolio Shareholders who do not hold Acquired Portfolio Shares through a brokerage account that can accept Acquiring Portfolio Shares (“Cash-Out Shareholders”), who shall not receive a distribution of such Acquiring Portfolio Shares and in lieu thereof shall receive a distribution of cash equal to the net asset value of their Acquired Portfolio Shares; and

(iii)	the value of the liabilities of the Acquired Portfolio attributable to those Acquired Portfolio Shares as of the time and date set forth in paragraph 3.1;

with the number of full Acquiring Portfolio Shares to be delivered determined by dividing the value of such Acquired Portfolio’s net assets (computed in the manner and as of the time and date set forth in paragraph 2.1), except for the sum of the values in subparagraph (a)(i)-(iv) of this paragraph 1.1, by the net asset value of one Acquiring Portfolio Share (as computed in the manner and as of the time and date set forth in paragraph 2.2); and

(b)	to assume all liabilities of the Acquired Portfolio, as set forth in paragraph 1.3. Such transactions shall take place on the Closing Date.

1.2. The assets of the Acquired Portfolio to be acquired by the Acquiring Portfolio shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Portfolio and any deferred or prepaid expenses shown as an asset on the books of the Acquired Portfolio on the Closing Date (collectively, “Assets”).

1.3. The Acquired Portfolio will endeavor to discharge all of its liabilities and obligations prior to the Closing Date. The Acquiring Portfolio shall also assume all of the liabilities of the Acquired Portfolio, whether accrued or contingent, known or unknown, existing at the Valuation Date as defined in paragraph 2.1 (collectively, “Liabilities”). The Acquired Portfolio may declare and pay to its Acquired Portfolio Shareholders one or more dividends and/or other distributions on or as soon as practicable prior to the Closing Date so that it will have distributed all of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current and prior taxable year through the Closing Date.

1.4. Immediately after the transfer of Assets provided for in paragraph 1.1, the Acquired Portfolio will (a) distribute to the Acquired Portfolio Shareholders of record (other than Cash-Out Shareholders) as of the Closing Date, as defined in paragraph 3.1, on a pro rata basis, the Acquiring Portfolio Shares received by the Company, on behalf of the Acquired Portfolio, pursuant to paragraph 1.1, (b) distribute cash, as provided in paragraph 1.1 in lieu of fractional Acquiring Portfolio Shares and to the Cash-Out Shareholders, and (c) completely liquidate. The aggregate net asset value of Acquiring Portfolio Shares to be credited to Acquired Portfolio Shareholders shall be equal to the aggregate net asset value of the Acquired Portfolio Shares owned by Acquired Portfolio Shareholders on the Closing Date less: (i) the value of cash to be distributed to Acquired Portfolio Shareholders in lieu of fractional Acquiring Portfolio Shares; and (ii) the value of cash to be distributed to Cash-Out Shareholders, who shall not receive a distribution of Acquiring Portfolio Shares and in lieu thereof shall receive a distribution of cash equal to the net asset value of their Acquired Portfolio Shares. All issued and outstanding Acquired Portfolio Shares will be canceled on the books of the Acquired Portfolio. The Acquiring Portfolio shall not issue certificates representing Acquiring Portfolio Shares in connection with such exchange.

1.5. The Acquiring Portfolio Shares will be issued in the manner that complies with the Trust’s Amended and Restated Declaration of Trust.

1.6. Any reporting responsibility of the Acquired Portfolio, including, but not limited to, the responsibility for filing regulatory reports, or other documents with the U.S. Securities and Exchange Commission (“SEC”), any state securities commission, or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Portfolio up to and including the Closing Date.

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1.7. Any reporting responsibility of the Acquired Portfolio, including, but not limited to, the responsibility for filing tax returns, or other documents with any federal, state or local tax authorities with respect to the tax year ending on or before the Closing Date, is and shall remain the responsibility of the Acquired Portfolio.

2. Valuation

2.1. The value of the Assets shall be the value of such Assets computed as of immediately after the close of business of the New York Stock Exchange and after the declaration of any dividends on the Closing Date, or such other time as agreed to in writing by each of the Acquired Portfolio and Acquiring Portfolio (collectively, the “Portfolios”) (such time and date being hereinafter called the “Valuation Date”), using the valuation procedures set forth in the then-current prospectus and statement of additional information with respect to the Acquired Portfolio and valuation procedures established by the Company Board.

2.2. The aggregate net asset value of the Acquiring Portfolio Shares shall be the net asset value per share computed as of the Valuation Date, using the valuation procedures set forth in the Acquired Portfolio’s then-current prospectus and statement of additional information and valuation procedures established by the Trust Board.

2.3. The number of the Acquiring Portfolio Shares to be issued in exchange for the Acquired Portfolio’s Assets shall be determined by dividing the value of the net assets with respect to the Acquired Portfolio Shares, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value per share of the Acquiring Portfolio Shares, determined in accordance with paragraph 2.2. For the avoidance of doubt, the Acquiring Portfolio shall not issue fractional shares.

2.4. As of the date of this Plan, the Acquired Portfolio has several classes of shares. It is currently expected that, on or about March 31, 2025, all issued and outstanding Shares of the Acquired Portfolio classes other than Institutional Class will be converted into Institutional Class Shares. As a result, the Acquired Portfolio is expected to offer only Institutional Class Shares as of the Valuation Time.

2.5. All computations of value shall be made by State Street Bank and Trust Company (“State Street”), in its capacity as administrator for the Acquired Portfolio.

3. Closing and Closing Date

3.1. The Closing Date shall be on or about May 9, 2025 or such other date as the parties may agree. All acts taking place at the closing of the transactions provided for in this Plan (the “Closing”) shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. Eastern time. The Closing shall be held at the offices of LAM or at such other time and/or place, including by virtual means, as the parties may agree. Without limiting the generality of the foregoing, and subject thereto, at the Closing, except as otherwise provided herein, all the Assets, rights, privileges, powers and franchises of the Acquired Portfolio shall vest in the Acquiring Portfolio, and all Liabilities, restrictions, disabilities and duties of the Acquired Portfolio shall become the Liabilities, obligations, restrictions, disabilities and duties of the Acquiring Portfolio.

3.2. The Acquired Portfolio shall direct State Street, as custodian for the Acquired Portfolio (the “Custodian”), to deliver, at the Closing, a certificate of an authorized officer stating that the Assets have been delivered in proper form to the Acquiring Portfolio. The Acquired Portfolio’s portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the Assets of the Acquiring Portfolio, which Custodian also serves as the custodian for the Acquiring Portfolio. Such presentation shall be made for examination no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired Portfolio as of the Closing Date for the account of the Acquiring Portfolio duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver to those persons at the Custodian who have primary responsibility for the safekeeping of the Assets of the Acquiring Portfolio as of the Closing Date by book entry, in accordance with customary practices of the Custodian and the requirements of Section 17(f) and the rules thereunder, the Acquired Portfolio’s Assets. The cash to be transferred by the Acquired Portfolio shall be

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delivered by wire transfer of Federal funds on the Closing Date. To the extent that any Assets of the Acquired Portfolio, for any reason, are not transferable at the Closing, the Acquired Portfolio shall cause such Assets of the Acquired Portfolio to be transferred to the Acquiring Portfolio’s account with State Street at the earliest practicable date thereafter.

3.3. The Acquired Portfolio shall direct SS&C Global Investor and Distribution Solutions, Inc., as transfer agent for the Acquired Portfolio (the “Transfer Agent”), to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Portfolio Shareholders and the number and percentage ownership of outstanding Acquired Portfolio Shares owned by each such Acquired Portfolio Shareholder immediately prior to the Closing. The Acquiring Portfolio shall issue and deliver to the Secretary of the Acquired Portfolio prior to the Closing Date a confirmation evidencing that the appropriate number of Acquiring Portfolio Shares will be credited to the Acquired Portfolio on the Closing Date, or provide other evidence satisfactory to the Acquired Portfolio as of the Closing Date that such Acquiring Portfolio Shares have been credited to the Acquired Portfolio’s accounts on the books of the Acquiring Portfolio. At the Closing, each of the Acquired Portfolio and the Acquiring Portfolio shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3.4. In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Portfolio or the Acquired Portfolio (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquired Portfolio or the Acquiring Portfolio is impracticable (in the judgment of the Company Board with respect to the Acquired Portfolio and Trust Board with respect to the Acquiring Portfolio), the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4. Representations and Warranties

4.1. Except as has been fully disclosed to the Acquiring Portfolio in a written instrument executed by an officer, the Company, on behalf of the Acquired Portfolio, represents and warrants to the Acquiring Portfolio, as follows:

(a)	The Acquired Portfolio is a series of the Company, which is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland with power under its Articles of Incorporation and By-Laws to own all of its Assets and to carry on its business as it is now being conducted;

(b)	The Company is a registered investment company classified as a management company of the open-end type, and its registration with the SEC as an investment company under the 1940 Act, and the registration of the Acquired Portfolio Shares under the Securities Act of 1933, as amended (“1933 Act”), have not been revoked or rescinded and are in full force and effect;

(c)	No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Portfolio of the transactions contemplated herein, except the approvals specifically contemplated by this Plan and such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (“1934 Act”), and the 1940 Act, and such as may be required by state securities laws and the listing exchange of the Acquiring Portfolio (the “Listing Exchange”);

(d)	The current prospectus and statement of additional information of the Acquired Portfolio and each prospectus and statement of additional information of the Acquired Portfolio used at all times prior to the Closing Date conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make
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the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)	On the Closing Date, the Company, on behalf of the Acquired Portfolio, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Trust, on behalf of the Acquiring Portfolio, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Portfolio;

(f)	The Acquired Portfolio is not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of the Company’s Articles of Incorporation or By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Company, on behalf of the Acquired Portfolio, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Company, on behalf of the Acquired Portfolio, is a party or by which it is bound;

(g)	All material contracts or other commitments of the Acquired Portfolio (other than this Plan and certain investment contracts, including options, futures, and forward contracts) will terminate without liability to the Acquired Portfolio on or prior to the Closing Date;

(h)	Except as otherwise disclosed in writing to and accepted by the Trust, on behalf of the Acquiring Portfolio, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Company, on behalf of the Acquired Portfolio, or any of its Assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Company, on behalf of the Acquired Portfolio, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquired Portfolio’s business or its ability to consummate the transactions herein contemplated;

(i)	The Statement of Assets and Liabilities, Statement of Operations, Statements of Changes in Net Assets, and Schedule of Investments of the Acquired Portfolio dated December 31, 2023 have been audited by Deloitte & Touche LLP, Independent Registered Public Accounting Firm, and are in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied, and such statements (copies of which have been furnished to the Acquiring Portfolio) present fairly, in all material respects, the financial condition of the Acquired Portfolio as of such date in accordance with GAAP, and there are no known contingent Liabilities of the Acquired Portfolio required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

(j)	Since December 31, 2023, there has not been any material adverse change in the Acquired Portfolio’s financial condition, Assets, Liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Portfolio of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Portfolio. For the purposes of this subparagraph (j), a decline in net asset value per share of the Acquired Portfolio Shares due to declines in market values of securities held by the Acquired Portfolio, the discharge of the Acquired Portfolio’s Liabilities, or the redemption of the Acquired Portfolio Shares shall not constitute a material adverse change;

(k)	On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Portfolio required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of
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the Acquired Portfolio’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l)	For each taxable year of its operation (including, with respect to the taxable year that includes the Closing Date, the portion of such taxable year up to the Closing Date), the Acquired Portfolio has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code, and before the Closing Date will have declared dividends sufficient to distribute all of its investment company taxable income and net capital gain (as defined in the Code) for all periods ending on or before the Closing Date;

(m)	All issued and outstanding Shares of the Acquired Portfolio are, and on the Closing Date will be, duly and validly issued and outstanding and, subject to the qualifications set forth in the Company’s Articles of Incorporation, fully paid and non-assessable by the Company and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. All of the issued and outstanding Shares of the Acquired Portfolio will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Portfolio, as provided in paragraph 3.3. The Acquired Portfolio does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Portfolio Shares, nor is there outstanding any security convertible into any of the Acquired Portfolio Shares;

(n)	The execution, delivery and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Company Board, on behalf of the Acquired Portfolio, and this Plan will constitute a valid and binding obligation of the Acquired Portfolio, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(o)	The information to be furnished by the Acquired Portfolio for use in registration statements, information statements and other documents filed or to be filed with any federal, state or local regulatory authority (including the Financial Industry Regulatory Authority), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto; and

(p)	Insofar as it relates to the Acquired Portfolio, the Registration Statement on Form N-14 (“Registration Statement”) will, from the effective date of the Registration Statement through the Closing Date, (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this subparagraph (p) shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Portfolio for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.

4.2. Except as has been fully disclosed to the Acquired Portfolio in a written instrument executed by an officer of the Trust, the Trust, on behalf of the Acquiring Portfolio, represents and warrants to the Acquired Portfolio, as follows:

(a)	The Acquiring Portfolio is a series of the Trust, which is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware with power under its Amended and Restated Declaration of Trust and By-Laws to own all of its properties and Assets and to carry on its business as it is now being conducted;
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(b)	The Trust is a registered investment company classified as a management company of the open-end type, and its registration with the SEC as an investment company under the 1940 Act, and the registration of the Acquiring Portfolio Shares under the 1933 Act have not been revoked or rescinded and are in full force and effect;

(c)	No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Portfolio of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required by state securities laws and the Listing Exchange;

(d)	The current prospectus and statement of additional information of the Acquiring Portfolio and each prospectus and statement of additional information of the Acquiring Portfolio used at all times prior to the Closing Date conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)	On the Closing Date, the Trust, on behalf of the Acquiring Portfolio, will have good and marketable title to the Acquiring Portfolio’s Assets, free of any liens or other encumbrances, except those liens or encumbrances as to which the Acquired Portfolio has received notice and necessary documentation at or prior to the Closing;

(f)	The Acquiring Portfolio is not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of the Trust’s Amended and Restated Declaration of Trust or By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust, on behalf of the Acquiring Portfolio, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Trust, on behalf of the Acquiring Portfolio, is a party or by which it is bound;

(g)	Except as otherwise disclosed in writing to and accepted by the Company, on behalf of the Acquired Portfolio, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquiring Portfolio’s knowledge, threatened against the Trust, on behalf of the Acquiring Portfolio, or any of the Acquiring Portfolio’s Assets that, if adversely determined, would materially and adversely affect the Acquiring Portfolio’s financial condition or the conduct of its business. The Trust, on behalf of the Acquiring Portfolio, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Portfolio’s business or its ability to consummate the transactions herein contemplated;

(h)	All issued and outstanding Acquiring Portfolio Shares are, and on the Closing Date will be, duly and validly issued and outstanding and, subject to the qualifications set forth in the Trust’s Amended and Restated Declaration of Trust, fully paid and non-assessable by the Trust and will have been offered in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. The Acquiring Portfolio does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Portfolio Shares, nor is there outstanding any security convertible into any Acquiring Portfolio Shares;

(i)	The execution, delivery and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trust Board, on behalf of the Acquiring Portfolio, and this Plan will constitute a valid and binding obligation of the Acquiring Portfolio, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy,
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insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(j)	The Acquiring Portfolio Shares to be issued and delivered to the Acquired Portfolio, for the account of the Acquired Portfolio Shareholders, pursuant to the terms of this Plan, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Portfolio Shares, and, subject to the qualifications set forth in the Trust’s Amended and Restated Declaration of Trust, will be fully paid and non-assessable by the Acquiring Portfolio;

(k)	The Acquiring Portfolio has not yet filed its first federal income tax return and thus has not yet elected to be treated as a regulated investment company under Subchapter M of the Code. However, upon filing its first federal income tax return under Section 852 of the Code following the completion of its first taxable year, the Acquiring Portfolio will elect to be treated as a regulated investment company and, from the beginning of its first taxable year, will take all steps necessary to ensure that it qualifies and will be treated as a regulated investment company under Subchapter M of the Code.

(l)	The information to be furnished by the Acquiring Portfolio for use in the registration statements, proxy statements and other documents that may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto; and

(m)	Insofar as it relates to the Acquiring Portfolio, the Registration Statement will, from the effective date of the Registration Statement through the Closing Date, (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this subparagraph (m) shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Portfolio for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.

5. Covenants of the Acquiring Portfolio and the Acquired Portfolio

5.1. The Acquiring Portfolio and the Acquired Portfolio each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable. The Acquiring Portfolio is not currently operational.

5.2. The Acquired Portfolio covenants that the Acquiring Portfolio Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Plan.

5.3. The Acquired Portfolio will assist the Acquiring Portfolio in obtaining such information as the Acquiring Portfolio reasonably requests concerning the beneficial ownership of the Acquired Portfolio Shares.

5.4. Subject to the provisions of this Plan, the Acquiring Portfolio and the Acquired Portfolio will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan.

5.5. As soon as is reasonably practicable after the Closing, the Acquired Portfolio will make a liquidating distribution to its Acquired Portfolio Shareholders consisting of the Acquiring Portfolio Shares received at the Closing and/or cash.

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5.6. The Acquiring Portfolio and the Acquired Portfolio shall each use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Plan as promptly as practicable.

5.7. The Company, on behalf of the Acquired Portfolio, covenants that it will, from time to time, as and when reasonably requested by the Acquiring Portfolio, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Trust, on behalf of the Acquiring Portfolio, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Company’s, on behalf of the Acquired Portfolio, title to and possession of the Acquiring Portfolio Shares to be delivered hereunder, and (b) the Trust’s, on behalf of the Acquiring Portfolio, title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Plan.

5.8. The Company will prepare the Registration Statement in compliance with the 1933 Act, the 1934 Act and the 1940 Act, which will include the Information Statement/Prospectus to be mailed to Acquired Portfolio Shareholders.

5.9. The Acquiring Portfolio will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

6. Conditions Precedent to Obligations of The Acquired Portfolio

The obligations of the Company, on behalf of the Acquired Portfolio, to consummate the transactions provided for herein shall be subject, at the Company’s election, to the performance by the Trust, on behalf of the Acquiring Portfolio, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

6.1. All representations and warranties of the Trust, on behalf of the Acquiring Portfolio, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

6.2. The Trust, on behalf of the Acquiring Portfolio, shall have delivered to the Acquired Portfolio a certificate executed in the name of the Acquiring Portfolio by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Portfolio, and dated as of the Closing Date, to the effect that the representations and warranties of the Trust, on behalf of the Acquiring Portfolio, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and as to such other matters as the Company shall reasonably request;

6.3. The Trust, on behalf of the Acquiring Portfolio, shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by the Trust, on behalf of the Acquiring Portfolio, on or before the Closing Date; and

6.4. The Acquired Portfolio and the Acquiring Portfolio shall have agreed on the number of Acquiring Portfolio Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1. For the avoidance of doubt, the Acquiring Portfolio shall not issue fractional shares, and cash shall be distributed to Acquired Portfolio Shareholders in connection with this Reorganization in lieu of fractional Acquiring Portfolio Shares.

7. Conditions Precedent to Obligations of the Acquiring Portfolio

The obligations of the Trust, on behalf of the Acquiring Portfolio, to complete the transactions provided for herein shall be subject, at the Company’s election, to the performance by the Company, on behalf of the Acquired Portfolio, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

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7.1. All representations and warranties of the Company, on behalf of the Acquired Portfolio, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

7.2. The Company, on behalf of the Acquired Portfolio, shall have delivered to the Acquiring Portfolio a statement of the Acquired Portfolio’s Assets and Liabilities, as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Acquired Portfolio;

7.3. The Company, on behalf of the Acquired Portfolio, shall have delivered to the Acquiring Portfolio a certificate executed in the name of the Acquired Portfolio by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring Portfolio and dated as of the Closing Date, to the effect that the representations and warranties of the Company, on behalf of the Acquired Portfolio, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and as to such other matters as the Trust shall reasonably request;

7.4. The Company, on behalf of the Acquired Portfolio, shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by the Company, on behalf of the Acquired Portfolio, on or before the Closing Date;

7.5. The Acquired Portfolio shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its Acquired Portfolio Shareholders all of its investment company taxable income and all of its net realized capital gains, if any, for all periods ending prior to the Closing to the extent not otherwise already distributed; and

7.6. The Acquired Portfolio and the Acquiring Portfolio shall have agreed on the number of Acquiring Portfolio Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1. For the avoidance of doubt, the Acquiring Portfolio shall not issue fractional shares, and cash shall be distributed to Acquired Portfolio Shareholders in connection with this Reorganization in lieu of fractional Acquiring Portfolio Shares.

8. Further Conditions Precedent to Obligations of the Acquiring Portfolio and the Acquired Portfolio

If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Company, on behalf of the Acquired Portfolio, or the Trust, on behalf of the Acquiring Portfolio, the other party to this Plan (or in the case of Paragraph 8.1, either party to this Plan) shall, at its option, not be required to consummate the transactions contemplated by this Plan:

8.1. On the Closing Date no action, suit or other proceeding shall be pending or, to either party’s knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;

8.2. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities, and the Listing Exchange deemed necessary by each party to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the Assets of the Acquiring Portfolio or the Acquired Portfolio, provided that either party hereto may for itself waive any of such conditions;

8.3. The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and

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8.4. Each of the parties shall have received an opinion of counsel to the parties substantially to the effect that based upon certain facts, assumptions, and representations, and the existing provisions of the Code, Treasury regulations promulgated thereunder, for U.S. federal income tax purposes:

(a)	The acquisition by the Acquiring Portfolio of all of the properties of the Acquired Portfolio in exchange solely for Acquiring Portfolio Shares and the assumption of all Liabilities of the Acquired Portfolio by the Acquiring Portfolio followed by the distribution of Acquiring Portfolio Shares and cash in lieu of fractional shares to the Acquired Portfolio Shareholders in exchange for their Shares in complete liquidation and termination of the Acquired Portfolio will constitute a tax-free reorganization under Section 368(a) of the Code. The Acquiring Portfolio and Acquired Portfolio each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

(b)	Under Sections 361 and 357(a) of the Code, the Acquired Portfolio will not recognize gain or loss upon the transfer of the Assets of the Acquired Portfolio to Acquiring Portfolio in exchange solely for the assumption of all the Acquired Portfolio’s Liabilities and the Acquiring Portfolio Shares, except that the Acquired Portfolio may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code.

(c)	The Acquired Portfolio will not recognize gain or loss upon the distribution to its Acquired Portfolio Shareholders of the Acquiring Portfolio Shares received by the Acquired Portfolio in the Reorganization.

(d)	The Acquiring Portfolio will recognize no gain or loss upon receiving the Assets of the Acquired Portfolio in exchange solely for the assumption of all Liabilities of the Acquired Portfolio and the issuance of the Acquiring Portfolio Shares.

(e)	The Acquired Portfolio Shareholders will recognize no gain or loss upon receiving Acquiring Portfolio Shares solely in exchange for their Shares (except with respect to cash received in lieu of fractional shares).

(f)	The aggregate basis of the Acquiring Portfolio Shares received by the Acquired Portfolio Shareholder in the Reorganization will be the same as the aggregate basis of the Acquired Portfolio Shares exchanged in the Reorganization (reduced by any amount of tax basis allocable to fractional shares for which cash is received).

(g)	An Acquired Portfolio Shareholder’s holding period for the Acquiring Portfolio Shares received by the Acquired Portfolio Shareholder in the Reorganization will include the holding period during which the Acquired Portfolio Shareholder held Shares of the Acquired Portfolio surrendered in exchange therefor, provided that the Acquired Portfolio Shareholder held the shares as a capital asset on the date of Reorganization.

(h)	The tax basis of the Assets of the Acquired Portfolio acquired by the Acquiring Portfolio will be the same as the tax basis of such Assets to the Acquired Portfolio immediately prior to the Reorganization;

(i)	The holding period of the Assets of the Acquired Portfolio in the hands of the Acquiring Portfolio will include the period during which those Assets were held by the Acquired Portfolio; and

(j)	The Acquired Portfolio’s tax attributes enumerated in Section 381(c) of the Code will be taken into account by the Acquiring Portfolio without limitation.
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The delivery of such opinion is conditioned upon receipt by counsel to the parties of representations it shall request of the parties. Notwithstanding anything herein to the contrary, the parties may not waive the condition set forth in this paragraph 8.4.

9. Indemnification

9.1. The Trust, on behalf of the Acquiring Portfolio and solely out of the Acquiring Portfolio’s Assets, agrees to indemnify and hold harmless the Acquired Portfolio from and against any and all losses, claims, damages, Liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Portfolio may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquiring Portfolio of any of its representations, warranties, covenants or agreements set forth in this Plan.

9.2. The Company, on behalf of the Acquired Portfolio and solely out of the Acquired Portfolio’s Assets, agrees to indemnify and hold harmless the Acquiring Portfolio from and against any and all losses, claims, damages, Liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Portfolio may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquired Portfolio of any of its representations, warranties, covenants or agreements set forth in this Plan.

10. Brokerage Fees and Expenses

10.1. The Acquiring Portfolio and the Acquired Portfolio represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein, other than any brokerage fees and expenses incurred in connection with the Reorganization.

10.2. The expenses relating to the proposed Reorganization will be borne by LAM (except brokerage costs, trading taxes and other transaction costs associated with portfolio adjustments). The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, preparation, printing and distributing the Registration Statement, legal fees, accounting fees, securities registration fees and brokerage costs, trading taxes and other transaction costs associated with portfolio adjustments. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code.

11. Entire Agreement; Survival of Warranties

11.1. Each party to this agreement agrees that it has not made any representation, warranty or covenant, not set forth herein, and that this Plan constitutes the entire agreement between the parties.

11.2. The representations, warranties and covenants contained in this Plan or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing and the obligations of the Acquired Portfolio and Acquiring Portfolio in Sections 9.1 and 9.2 shall survive the Closing.

12. Termination

This Plan may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Trust Board or the Company Board at any time prior to the Closing Date, if circumstances should develop that, in the opinion of either Board, make proceeding with the Plan inadvisable with respect to the Acquiring Portfolio or the Acquired Portfolio, respectively.

13. Amendments

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This Plan may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Trust and the Company, on behalf of the Portfolios.

14. Notices

Any notice, report, statement or demand required or permitted by any provisions of this Plan shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail), personal service or prepaid or certified mail addressed to the Portfolios, 30 Rockefeller Plaza, New York, New York 10112, Attn: Mark R. Anderson, Esq., Secretary, in each case with a copy to Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036, Attn: Allison M. Fumai, Esq.

15. Headings; Governing Law; Assignment; Limitation of Liability

15.1. The Article and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

15.2. This Plan shall be governed by and construed in accordance with the laws of Delaware without regard to its principles of conflicts of laws.

15.3. This Plan shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan. Except as expressly provided otherwise in this Plan, the parties hereto will bear the expenses relating to the Reorganization as set forth in Section 10.2 as mutually agreed upon.

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed as of the date above first written.

LAZARD ACTIVE ETF TRUST On behalf of the Acquiring Portfolio: Lazard International Dynamic Equity ETF	THE LAZARD FUNDS, INC. On behalf of the Acquired Portfolio: Lazard International Equity Advantage Portfolio
By: /s/ Nathan A. Paul Name: Nathan A. Paul Title: Principal Executive Officer, President	By: /s/ Nathan A. Paul Name: Nathan A. Paul Title: Principal Executive Officer, President

Lazard Asset Management LLC agrees to the provisions set forth in Sections 10.2 and 15.3 of this Plan.

LAZARD ASSET MANAGEMENT LLC
By: /s/ Mark R. Anderson Name: Mark R. Anderson Title: General Counsel

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